Exhibit 10.6

CERTIFICATE OF RESOLUTIONS

                I, Joseph M. Joyce, the Assistant Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolutions were duly adopted by the Compensation and Human Resources Committee of the Board of Directors of this corporation at a meeting held on April 14, 2003, and that said resolutions are still in full force and effect:

                WHEREAS, the Compensation and Human Resources Committee of the Board of Directors of the corporation (the “Committee”) is responsible for the review and approval of incentive plans applicable to the corporation’s employees, including senior executives; and

                WHEREAS, since April 1999, senior executives of the corporation have received incentive compensation under the corporation’s EVA Incentive Program; and

                WHEREAS, management recommends that starting in fiscal year 2004, senior executives earn incentive compensation under a new short-term incentive plan; and

                WHEREAS, the Committee approves management’s recommendation;

                RESOLVED, that effective March 2, 2003, the corporation adopts the Best Buy Short-Term Incentive Plan (the “Plan”) containing the specifications set forth in Exhibit A.

                FURTHER RESOLVED, that commencing with fiscal year 2004, senior officers of the corporation, excluding the Chief Executive Officer and Chief Operating Officer, will cease to participate in the EVA Incentive Program and will instead be entitled to participate in the Plan.

Dated:  May 28, 2003.

/s/ Joseph M. Joyce
Joseph M. Joyce
Assistant Secretary

EXHIBIT A

FY04 Short-Term Incentive Plan:

Funding Gate

Enterprise or Business Unit Performance	X	Team Performance	X	Individual Performance	=	Bonus Multiplier
[max.2.00]

Features of Proposed Plan Applicable to Officers (Vice Presidents and Above)

•         3 elements for 3 performance levels — Enterprise (or Business Unit), Team, and Individual — each weighted equally

•         The product of the performance “scores” for each element is multiplied against the others to produce an overall incentive multiplier (multiplicative vs. additive formula)

•         Enterprise or Business Unit EVA Performance sets the initial “funding”

•         Team and or Individual Performance can increase or decrease the multiplier

•         Team Performance is the average score of  2-4 Team-specific financial, operational and customer metrics

•         Individual Performance is scored by an overall performance rating derived from a newly created performance appraisal process

•         The incentive  is capped at 2 times the incentive target (% of base salary)

Incentive Opportunity

EVA Performance Against Plan	Incentive Earned (% of Target)
64%	0%
70%	17% - 43%
75%	28% - 72%
80%	39% - 100%
85%	39% - 100%
90%	39% - 100%
95%	45% - 115%
97%	50% - 130%
100%	56% - 144%
102%	56% - 144%
105%	62% - 158%
110%	67% - 173%
115%	73% - 187%
120%	78% - 200%
125%	78% - 200%
130%	78% - 200%
136%	78% - 200%
140%	78% - 200%
145%	78% - 200%
150%	78% - 200%